Exhibit 10.2

TERMINATION AGREEMENT

THIS TERMINATION AGREEMENT (this “Agreement”) is entered into as of March 16, 2009, by and among Max Diversified Strategies Ltd. (“Customer”) and Alstra Capital Management, LLC (“Alstra”).

WHEREAS, Customer and Alstra are parties to that certain Second Amended and Restated Customer Agreement and Trading Authorization dated as of February 14, 2006 as amended as of May 5, 2008 and November 20, 2008 (the “Customer Agreement”); and

WHEREAS, Customer desires to terminate the Customer Agreement as provided herein.

NOW, THEREFORE, for and in consideration of the mutual promises and covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Termination of Customer Agreement. The Customer Agreement is hereby terminated as of January 31, 2009 and is of no further force and effect, and no party thereto shall have any surviving obligations, rights, or duties thereunder.

2. Termination Amount. In consideration of the waiver set forth in Section 3 hereto, Customer shall make a one-time payment to Alstra of $1,992,417 (the “Termination Amount”) on or before March 20, 2009 to the account directed to Customer by Alstra in full satisfaction of any amounts due and payable under the Customer Agreement. Alstra agrees to apply the Termination Amount as set forth on Schedule A hereto.

3. Waiver. In consideration of the foregoing, Alstra agrees to waive any and all claims, known or unknown, it has or may have against Customer and its officers, directors, agents and employees and their respective successors and assigns under the Customer Agreement, including without limitation Section 10 thereof, including, but not limited to, the right to receive prior written notice of termination of the Customer Agreement and any payments contemplated under the Customer Agreement.

4. Releases.

(a) Upon the satisfaction of the conditions set forth in Sections 2 and 3 hereof, the arrangements and agreements as between Customer and Alstra pursuant to the Customer Agreement are terminated, cancelled and of no further force and effect and Customer and Alstra shall have no further obligations, duties or responsibilities in connection with the Customer Agreement.

(b) Alstra hereby releases, discharges and acquits Customer and its officers, directors, agents and employees and their respective successors and assigns, from all obligations to Alstra (and its successors and assigns) and from any and all claims, demands, debts, accounts, contracts, liabilities, actions and causes of actions, whether in law or in equity, that Alstra at any time had or has, or that its successors and assigns hereafter can or may have against Customer, its officers, directors, agents or employees and their respective successors and assigns.

5. Binding Effect.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

6. Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, and all of which when taken together shall constitute one and the same instrument as if the parties hereto had executed the same instrument.

7. Entire Agreement.  This Agreement constitutes the entire agreement among the parties hereto in respect of the subject matter hereof and supersedes any and all prior agreements, understandings, and representations, whether written or oral, relating to the subject matter hereof.

8. Governing Law.  This Agreement and the rights and obligations hereunder shall be governed in all respects, including as to validity, interpretation, and effect, by the laws of the State of New York, U.S.A. without giving effect to the principles thereof relating to conflicts of law.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

MAX DIVERSIFIED STRATEGIES LTD.

By:
Name:
Title:

ALSTRA CAPITAL MANAGEMENT, LLC

By:
Name:
Title: